CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the The Advisors' Inner Circle Fund relating to the financial statements and financial highlights of Acadian Emerging Markets Portfolio, a series of shares of beneficial interest in The Advisors' Inner Circle Fund. Such financial statements and financial highlights appear in the October 31, 2022 Annual Report to Shareholders.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

February 27, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the The Advisors' Inner Circle Fund relating to the financial statements and financial highlights of Rice Hall James Micro Cap Portfolio, a series of shares of beneficial interest in The Advisors' Inner Circle Fund. Such financial statements and financial highlights appear in the October 31, 2022 Annual Report to Shareholders.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

February 27, 2024